                                                                   EXHIBIT 10.16


              AMENDMENT NO. 3 TO MARK MARLOW EMPLOYMENT AGREEMENT

     NetCo Communications Corporation (hereinafter referred to as the "Corporation") and Mark Marlow (hereinafter referred to as the "Employee" are parties to an Employment Agreement dated May 10, 1995 (the "Employment Agreement").


It is agreed between the parties that paragraph 3.1 of the Employment Agreement be amended to read:

       3.1 Base Salary. The Corporation shall pay Employee a Base Salary ("Base Salary") of Seven Thousand Seven Hundred Eight Dollars Thirty Three Cents ($7,708.33) per month commencing January 1, 1998. The Base Salary shall be paid according to the Corporation's regular payroll procedure, in equal increments not less frequently than monthly.

     It is further agreed between the parties that, except as expressly amended by this Amendment No. 3, the Employment Agreement shall continue in full force and effect according to its terms.

     IN WITNESS WHEREOF, the parties hereto have duly executed the amendment.


          "Employee"                               "Corporation"

          Mark Marlow                              NetCo Communications
                                                   Corporation


          /s/  Mark Marlow                    By: /s/  John Washburn
          -----------------------                -------------------------------
                                                  An Authorized Agent or Officer

              AMENDMENT NO. 2 TO MARK MARLOW EMPLOYMENT AGREEMENT

   NetCo Communications Corporation (hereinafter referred to as the "Corporation") and Mark Marlow (hereinafter referred to as the "Employee" are parties to an Employment Agreement dated May 10, 1995 (the "Employment Agreement").

   It is agreed between the parties that paragraph 3.1 of the Employment Agreement be amended to read:

       3.1 Base Salary. The Corporation shall pay Employee a Base Salary ("Base Salary") of Seventy Five Thousand Dollars ($75,000) per annum commencing January 1, 1997. The Base Salary shall be paid according to the Corporation's regular payroll procedure, in equal increments not less frequently than monthly.

   It is further agreed between the parties that, except as expressly amended by this Amendment No. 2, the Employment Agreement shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed the amendment.

       "Employee"                             "Corporation"

       Mark Marlow                            NetCo Communications
                                              Corporation


       /s/ Mark Marlow                    By: /s/ Edward J. Driscoll, III
       ----------------------                --------------------------------
                                              Edward J. Driscoll, III
                                              President and CEO

              AMENDMENT NO. 1 TO MARK MARLOW EMPLOYMENT AGREEMENT

     NetCo Communications Corporation (hereinafter referred to as the "Corporation") and Mark Marlow (hereinafter referred to as the "Employee" are parties to an Employment Agreement dated May 10, 1995 (the "Employment Agreement").

     It is agreed between the parties that paragraph 3.1 of the Employment Agreement be amended to read:

       3.1 Base Salary. The Corporation shall pay Employee a Base Salary ("Base Salary") of Forty Five Thousand Dollars ($45,000) per annum commencing October 16, 1995. The Base Salary shall be increased to Fifty Thousand Dollars ($50,000) per annum commencing on March 18, 1996 providing that the Employee receives a written, six month performance review and written recommendation by the Chief Financial Officer for this base salary increase. The Base Salary shall be paid according to the Corporation's regular payroll procedure, in equal increments not less frequently than monthly.

     It is further agreed between the parties that, except as expressly amended by this Amendment No. 1, the Employment Agreement shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed the amendment.

    "Employee"                          "Corporation"

     Mark Marlow                        NetCo Communications
                                        Corporation


  /s/ Mark Marlow                       By: /s/ Edward J. Driscoll, III
  -----------------------                  -----------------------------------
                                        Edward J. Driscoll, III
                                        Chief Executive Officer

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT, made and entered into this 10th day of May, 1995, by and between Netco Communications Corporation, a Minnesota corporation (the "Corporation"), and MARK MARLOW ("Employee").

     WHEREAS, the Corporation and the Employee desire to record the terms of Employee's employment by the Corporation;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.  TERM OF EMPLOYMENT.  Subject to the terms and conditions of this
         ------------------
Agreement, the Corporation hereby employs Employee and Employee hereby accepts employment for the period commencing _______________________, 1995, and continuing thereafter until the employment is terminated according to the provisions of this Agreement.

     2.  DUTIES.  During the term of this Agreement, Employee shall perform the
         ------
duties of Controller and such additional duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer of the Corporation.

     3.  BASE SALARY, COMMISSION, BONUS AND OTHER COMPENSATION.
         -----------------------------------------------------

     3.1  Base Salary.  The Corporation shall pay Employee a Base Salary ("Base
          -----------
Salary") of Thirty Six Thousand Dollars ($36,000) per annum commencing
10th May, 1995. The Base Salary shall be paid according to the Corporation's regular payroll procedure, in equal increments not less frequently than monthly.

     3.2   Incentive Stock Option.  In addition to any other compensation to
           ----------------------
which Employee may be entitled by this agreement, Employee shall be entitled to receive an Incentive Stock Option for Two Thousand (2,000) shares of the Corporation under the Corporation's 1994 Stock Option Plan according to the Incentive Stock Option Agreement appended hereto as Exhibit 1. The exercise price of the Incentive Stock Option shall be in the amount of Two Dollars Twenty Five Cents ($2.25) per share, being the fair market value on the date of grant.

     3.3   Bonus. In addition to any other compensation to which Employee may be
           -----
entitled by this agreement, Employee shall be entitled participate in a bonus plan to be adopted by the Corporation based upon the Corporation's performance and achievement of defined goals, including sales growth, profitability and other factors contributing the Corporation's success, as may be established annually by the Corporation. The Corporation intends to adopt such a bonus plan prior to December 31, 1995, to be applicable to following years.

     4.  BENEFITS.
         --------

          4.1  Vacation.  During each year of his employment, Employee will be
               --------
entitled to reasonable vacations, holidays and sick leave. Vacations shall be at such time or times and for such periods as Corporation and Employee shall agree.

          4.2  Benefit Programs, Insurance. Employee shall be entitled to
               ---------------------------
participate in customary employee benefit programs as may be from time to time determined by the Board of Directors including, but not limited to, life insurance, hospitalization, surgical and major medical coverage, and long-term disability as are or may be made available from time to time to other salaried employees of the Corporation. Before such time as the Corporation provides medical coverage to all employees, Employee shall be entitled to cash compensation equivalent to monthly Cobra expense.

     5.   TERMINATION.
          -----------

          5.1  Events of Termination.  This Agreement may be terminated upon the
               ---------------------
occurrence of any one of the following events:

          (a)  Voluntary.  Employee may terminate this Agreement at any time
               ---------
       during the term of this Agreement by giving 30 days prior written notice of termination to the Board.

          (b)  Involuntary Without Cause.  The Corporation may terminate this
               -------------------------
       Agreement without cause by 30 days written notice to Employee.

          (c)  Involuntary With Cause.  The Corporation may terminate this
               ----------------------
       Agreement immediately for cause for (i) Employee's material breach of any agreement with the Corporation, (ii) Employee's deliberate, willful or gross misconduct in the performance or Employee's duties on behalf of the Corporation, or (iii) Employee's being charged with a crime punishable by imprisonment

          (d)  Death.  This Agreement shall automatically terminate upon the
               -----
       death of the Employee.

          (e)  Disability.  This Agreement shall automatically terminate upon
               ----------
       the permanent disability of Employee. For the purposes of this Agreement, Employee shall be deemed permanently disabled if any ailment, illness or other incapacity prevents him from performing his duties as specified in this Agreement for a period of three consecutive months or for an aggregate of three months in any twelve month period from the date of this Agreement.

          5.2  Consequences of Termination.
               ---------------------------

          (a) In the event of the termination of this Agreement in accordance with Subparagraph 5.1(a) or 5.1(c) above, Employee shall be entitled to Base Salary, and Bonus, if any, earned by him prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination. In addition, Employee shall also be reimbursed for his reasonable business expenses incurred prior to the date of termination.

          (b) If the Corporation terminates this Agreement without cause pursuant to Subparagraph 5.1(b) above, Employee shall be entitled to receive a severance cash payment as liquidated damages for, and in lieu of, any and all damages which he may incur as a result of such termination in the amount of Twelve Thousand Dollars ($12,000).

          (c) In the event this Agreement is terminated due to the death (pursuant to Subparagraph 5.1(d)) or disability (pursuant to Subparagraph 5.1(e)) of Employee, Employee (or his estate) shall be entitled to the base salary earned by him prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination plus any cash bonus payable with respect to the fiscal year of death or disability according to normal payment procedures of the Corporation.

     6.   NON-COMPETITION; INVENTIONS.
          ---------------------------

          6.1  Definitions.  For purposes of this Section 6, the following words
               -----------
and phrases have the meanings ascribed to them, respectively:

          (a) "Confidential Information" means all formulas, processes, customer lists, computer user identifiers and passwords, and all purchasing, engineering, accounting, marketing and other information that is proprietary to the Corporation and not generally known or readily ascertainable by proper means, relating to research, development, manufacture or sale of the Corporation's products, as well as formulas, processes and other information received by the Corporation from third parties under an obligation of secrecy. All information disclosed to Employee or to which Employee has access during the period of his employment, which he has reasonable basis to believe to be Confidential Information, or which is treated by the Corporation as being Confidential Information, shall be presumed to be Confidential Information.

          (b) "Inventions" means all formulas, processes, discoveries, improvements, ideas and works of authorship, whether patentable or copyrightable or not, which Employee learns, has access to, has a part in developing, first conceives or first reduces to practice, alone or with others (1) that are developed on the Corporation's time, or (2) that relate directly to the Corporation's business or actual or anticipated research, or (3) for which any of the Corporation's property, including Confidential Information, is used, or (4) that result from any of Employee's work for the Corporation.

          6.2. Disclosure and Assignment.  Except as provided elsewhere in this
               -------------------------
Agreement, Employee shall treat as for the Corporation's sole benefit and fully and promptly disclose to the Corporation, without additional compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, which, while the Employee is employed by the Corporation, are made conceived or reduced to practice by Employee, alone or with others, during or after usual working hours, either on or off the job, and Employee hereby assigns to the Corporation all such ideas, discoveries, inventions and improvements to be the Corporation's exclusive property.

          6.3  Further Documents.  Employee will acknowledge and deliver
               -----------------
promptly with reasonable charge all documents to the Corporation, and will do such other acts as may be necessary in the Corporation's opinion to obtain and maintain patents (including divisional, reissued or extended Letters Patent) or copyrights and to vest the entire right and title in the Corporation to such patents, copyrights and Inventions in all countries.

          6.4  Confidentiality.  Employee will not use or disclose any
               ---------------
Confidential Information, either during or after employment by the Corporation, except as required by his duties to the Corporation, and Employee acknowledges and understands that the obligation to maintain the confidentiality of the Corporation's Confidential Information is unconditional and shall not be excused by any conduct on the part of the Corporation except its prior voluntary disclosure of the information. Upon termination of employment, Employee agrees that (a) all Confidential Information, including all copies, excerpts and summaries in his possession or control (whether prepared by the Corporation, the Employee or others), and also all other the Corporation property, including keys, credit cards, software, reports and the like, shall be left with the Corporation and (b) Employee will stop use of all Confidential Information. Employee shall not at any time during the term of this Agreement or thereafter, or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Corporation, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Corporation, and the Corporation's good will, and that any breach of the terms of this
Section 6 shall be a material breach of this Agreement.

          6.5  Limitation; First Refusal.  The obligations of Section 6.2 and
               -------------------------
6.3 shall not apply to any ideas, discoveries, inventions and improvements for which no equipment, supplies, facility or trade secret information of the Corporation was used, and which was developed entirely on Employee's own time,
                      ---
and (1) which does not relate (a) directly to the business of the Corporation or
---
(b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for the Corporation. Employee will, nonetheless, promptly disclose all such ideas, discoveries, inventions and improvements to the Corporation and offer to the Corporation the right of first refusal to enter into a license or purchase agreement covering the subject idea, discovery, invention or improvement on terms mutually agreed to by Employee and the Corporation. In the event the Corporation and Employee cannot agree on terms and Employee receives an offer to enter into a license or purchase agreement with some other party on terms more favorable to that other party than the terms offered to the Corporation, then the Corporation shall have the right and Employee shall have the obligation to offer to the Corporation the idea, discovery, invention or improvement on such favorable terms. When such an offer is made to the Corporation pursuant to the preceding sentence, it must be accepted by the Corporation within thirty (30) days; or if not accepted, the right of first refusal hereunder as to that offer shall terminate.

      NOTICE: SECTION 6 HEREOF REQUIRES EMPLOYEE TO ASSIGN RIGHTS TO INVENTIONS TO THE CORPORATION OR ITS SUCCESSORS. MINNESOTA STATUTES $181.78 LIMITS THE SCOPE OF AGREEMENTS REQUIRING THE INVENTIONS BE ASSIGNED TO EMPLOYERS. THE STATUTE STATES THAT SUCH ASSIGNMENT AGREEMENTS DO NOT APPLY:

          "TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET INFORMATION OF THE EMPLOYER WAS USED AND WHICH WAS DEVELOPED
                                                      ---
          ENTIRELY ON THE EMPLOYEE'S OWN TIME, AND (1) WHICH DOES NOT RELATE (A)
                                               ---
          DIRECTLY TO THE BUSINESS OF THE EMPLOYER OR (B) TO THE EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (2) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER."

      PLEASE NOTE THAT SECTION 6 OF THIS AGREEMENT USES THESE STATUTORY TERMS TO DEFINE THE INVENTIONS WHICH ARE NOT AUTOMATICALLY ASSIGNED TO THE CORPORATION BUT INSTEAD ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION.

          6.6  Assistance to the Corporation. Employee shall give the
               -----------------------------
Corporation, at the Corporation's expense, all assistance the Corporation reasonably requires to perfect, protect, and exercise the rights to all ideas, discoveries, inventions or improvements acquired by the Corporation pursuant to the assignment provisions or the right of first refusal provisions of this
Section 6.

          6.7  Non-Competition. For one (1) year after termination of Employee's
               ---------------
employment with Corporation (hereafter referred to as the "Non-Competition Period") for any reason and by either party:

          (a) Before accepting new employment Employee will give a copy of this Agreement to any employer engaged in or planning to become engaged in Conflicting Product development or activity or those engaged in related product development or activity;

          (b) Employee will not sell or solicit orders for any Conflicting Product to or from any customer whom Employee solicited or rendered service or technical assistance to, or whose account Employee supervised or serviced for the Corporation, at any time during the last two years of Employee's employment with the Corporation;

          (c) Employee will not engage in or be employed in the development, production or provision of a Conflicting Product;

          (d) Employee will not serve any organization or person engaged in the development, production or sale of any Conflicting Product except after furnishing the Corporation with written assurances, satisfactory to the Corporation, both from Employee and from Employee's new employer, stating that Employee will not render services prohibited by subparagraphs (b) or (c) of this
Section 6.7.

          (e) For purposes of this Section 6.7, "Conflicting Products" means any product, process, equipment, concept or service (in existence or under development) of any person or organization (other than the Corporation), which resembles or competes with a product, process, equipment, concept or service upon which I may have worked or which I may have sold during the last two (2) years of my employment by the Corporation, or concerning which I acquired Confidential Information at any time through my work with the Corporation.

          (f) If Employee has any questions about whether particular activities may violate my Non-Competition obligations, Employee will contact the President of the Corporation in writing, and the Corporation agrees to advise Employee of its position and/or, in Netco's sole discretion, provide Employee with a written release.

     6.8  Remedies.  The Employee's obligations set forth in Section 6 of this
          --------
Agreement shall continue to be binding upon Employee, notwithstanding the termination of his employment with the Corporation for any reason whatsoever. Such obligations shall be deemed and construed as separate agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or any or all of such obligations. It is expressly agreed that the remedy at law for the breach of any such obligation is inadequate and that temporary and permanent injunctive relief shall be available to prevent the breach or any threatened breach thereof, without the necessity of proof of actual damages

     7.   Notices.  Any notices to be given hereunder by either party to the
          -------
other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Personal delivery to the Corporation shall mean personal delivery to the Chief Executive Officer of the Corporation. Mailed notices shall be addressed to the respective addresses shown below. Either party may change its address for notice by giving written notice according to the terms of this Section 7.

               (a)  If to Employee:

                       Mark Marlow
                       7228 Garfield Ave. South
                       Richfield, MN  55423

               (b)  If to the Corporation:

                       Netco Communications Corporation
                       104 Union Plaza
                       333 North Washington Ave
                       Minneapolis, MN  55401
                       Att'n:  President

8.   GENERAL PROVISIONS.
     ------------------

          8.1  Law Governing.  This Agreement shall be governed by and construed
               -------------
according to the laws of the State of Minnesota.

          8.2  Invalid Provisions.  If any provision of this Agreement is held
               ------------------
to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          8.3  Entire Agreement.  This Agreement sets forth the entire
               ----------------
understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          8.4  Binding Effect.  This Agreement shall extend to and be binding
               --------------
upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by Employee.

          8.5  Waiver.  The waiver by either party hereto of a breach of any
               ------
term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          8.7  Titles.  Titles of the paragraphs herein are used solely for
               ------
convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

          8.8  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Corporation and Employee have executed this Agreement as of the date and year first written above.


 "Employee"                          "Corporation"



 Mark Marlow                         Netco Communications Corporation


 /s/ Mark Marlow                     By:/s/ Edward J. Driscoll, III
--------------------------              ----------------------------------
                                         Edward J. Driscoll, III
                                         Chief Executive Officer